Exhibit 23a



               Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statements (Form S-8 No.33-59324 and Form S-8 No. 33-38761) pertaining to the Sprint Retirement Savings Plan for Bargaining Unit Employees of Sprint Corporation of our report dated June 4, 1999, with respect to the financial statements and schedules of the Sprint Retirement Savings Plan for Bargaining Unit Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                             /s/ Ernst & Young LLP
                                                 Ernst & Young LLP



Kansas City, Missouri
June 24, 1999